EXHIBIT 99.1

                       CADMUS COMMUNICATIONS CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The accompanying unaudited pro forma consolidated financial data is based upon the historical consolidated financial statements for Cadmus Communications Corporation and Melham Holdings, Inc., adjusted to give effect to (1) our acquisition of Melham Holdings, Inc. that is being accounted for as a purchase and is described in Item 2 of this Form 8-K/A, (2) our sale of Cadmus Financial Communications and Cadmus Custom Publishing, and (3) the refinancing of our former senior credit facility, as if they had occurred at the beginning of the earliest period presented with respect to the summary unaudited pro forma consolidated statements of income and as of March 31, 1999, to the extent the transactions had not occurred by such date (excluding the divestitures of Cadmus Financial Communications and Cadmus Custom Publishing, which occurred in March and February, 1999, respectively) with respect to the summary unaudited pro forma consolidated balance sheet data. The unaudited pro forma consolidated statements of income are not necessarily indicative of the results that would have been achieved if those transactions had occurred on the date indicated. The pro forma adjustments give effect to available information and assumptions that management believes are reasonable. The pro forma adjustments to reflect the purchase accounting for the acquisition of Melham Holdings, Inc. are tentative and subject to change. The unaudited pro forma consolidated financial information should be read in conjunction with historical consolidated financial statements of Cadmus Communications Corporation and the notes thereto and the historical consolidated financial statements of Melham Holdings, Inc. and the notes thereto, included elsewhere herein.

On March 1, 1999, we sold our financial printing business, Cadmus Financial Communications, to R.R. Donnelley & Sons Company for approximately $35.0 million in cash. Under the terms of our agreement with Donnelley, we sold substantially all of the assets associated with our financial printing business, including our sales offices in New York, Baltimore, Richmond, Charlotte and Raleigh, as well as our mutual fund fulfillment center in Charlotte. Also on March 1, 1999, we sold our custom publishing business, Cadmus Custom Publishing, to Pohly & Partners, Inc., a Boston-based relationship marketing company. Contributions to EBITDA and net sales from our custom publishing operations were immaterial. The sale of both of these businesses was driven by our continued focus on our core markets, which we believe offer the best opportunity for growth, profitability and market leadership.

On April 1, 1999, we entered into a new five-year, $200 million senior credit facility, consisting of a $145 million revolving credit facility and a $55 million term loan facility. The proceeds of the loans under the senior credit facility have been and will be used (1) to refinance indebtedness under our former senior credit facility and certain other indebtedness, (2) to finance a portion of the purchase price of the Melham Holdings, Inc. acquisition and related transaction expenses, and (3) for general corporate purposes, including working capital.

The senior credit facility is jointly and severally guaranteed by each of our present and future significant subsidiaries and is secured by a pledge of all of the capital stock of our present and future significant subsidiaries. The revolving credit facility will terminate on March 31, 2004. The term loan facility will be amortized in quarterly installments beginning June 30, 1999 and will mature on March 31, 2004.

The borrowings under the senior credit facility bear interest for an initial period of approximately seven and one-half months at either (1) the Base Rate plus 0.50%, or (2) LIBOR plus 2.25%. Thereafter, interest rates on borrowings under the senior credit facility will be equal to (1) the Base Rate, or (2) LIBOR plus, in either case, a margin determined by reference to our total debt to EBITDA ratio as it exists from time to time. Upon the occurrence of certain events, including, without limitation, a default or an event of default under the senior credit facility, the interest rates applicable to borrowings under the senior credit facility will or may be increased as provided in the senior credit facility documents.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999


                                                                        MELHAM
DOLLARS IN THOUSANDS                                               ACQUISITION AND     ADJUSTED
                                          CADMUS      MELHAM (1)   REFINANCING PRO    PRO FORMA
                                                                        FORMA
                                                                     ADJUSTMENTS
                                          ------      ----------   ---------------    ---------
ASSETS

Current assets:

  Cash and cash equivalents             $     281    $      70     $         --     $      351
  Accounts receivable, net                 65,454       22,198               --         87,652
  Inventories                              27,978        9,623               --         37,601
  Deferred income taxes                     5,210        1,576               --          6,786
  Prepaid expenses and other                3,892        1,402            1,251(3)       6,545
                                        ---------    ---------     ------------       --------
    Total current assets                  102,815       34,869            1,251        138,935
                                        ---------    ---------     ------------       --------
Property, plant and equipment, net        126,907       50,001           (4,566)(1)    172,342
Goodwill and other intangibles, net        50,646       32,518          121,775(1)     204,939
Other assets                                4,861        4,517            5,504(2)      12,274
                                                                         (2,608)(1)
                                        ---------    ---------     ------------       --------
Total assets                             $285,229     $121,905     $    121,356       $528,490
                                        =========    =========     ============       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Short-term borrowings                 $ 12,170    $      --     $    (12,170)(5)     $   --
   Current maturities of long-term debt     6,089        6,216           (6,216)(4)      5,089
                                                                         (1,000)(6)
   Accounts payable                        35,577        6,374               --         41,951
   Accrued expenses                        20,202       13,014            1,794(1)      35,010
   Restructuring reserve                    1,136           --               --          1,136
                                        ---------    ---------     ------------       --------
   Total current liabilities               75,174       25,604          (17,592)        83,186
Long-term debt, less current               65,214       95,719          (95,719)(4)    269,552
   maturities                                                           204,338 (5)
Other long-term liabilities                10,510       23,077           (8,753)(1)     24,834
Deferred income taxes                      13,788           --               --         13,788
Shareholders' equity:
   Common stock                             3,923           --              580(1)       4,503
   Preferred stock                             --        6,424           (6,424)(1)         --
   Capital in excess of par value          52,292        3,983           14,022(1)      70,297
   Retained earnings                       64,328      (32,902)          30,904(1)(3)   62,330
                                        ---------    ----------    ------------       --------
        Total shareholders' equity        120,543      (22,495)          39,082        137,130
                                        ---------    ----------    ------------       --------
Total liabilities and shareholders'
   equity                                $285,229     $121,905         $121,356       $528,490
                                        =========    ==========    ============       ========


                 See Notes to Unaudited Pro Forma Consolidated Balance Sheet

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

(1) Represents the preliminary adjustments to record the acquisition of Melham which is accounted for as a purchase.

      The purchase price for pro forma purposes is as follows:

         1,200,000 shares of Cadmus common stock                               $ 18,585
         Cash                                                                    66,000
         Junior seller notes                                                      6,415
         Bridge loan                                                            110,000
         Estimated transaction costs                                              1,794
                                                                               --------
                                                                               $202,794
                                                                               ========
      The purchase price has been allocated for pro forma purposes as follows:

         Working Capital                                                       $ 15,481
         Long-term, assets, excluding goodwill                                   47,344
         Goodwill                                                               154,293
         Long-term liabilities                                                  (14,324)
                                                                               --------
                                                                               $202,794
                                                                               ========


      The above allocation of acquisition costs is preliminary and may change upon final determination of the fair value of the assets acquired and liabilities assumed.

(2) Represents adjustments to deferred loan costs related to the refinancing of the former senior credit facility and the elimination of the Melham long-term debt that was repaid in conjunction with the acquisition.

(3) Includes a payment to terminate certain interest rate swaps associated with the former credit facility and to write-off deferred costs associated with repaid debt.

(4) Represents an adjustment to eliminate the current and long-term debt of Melham that was repaid in conjunction with the acquisition.

(5)   Represents debt incurred to partially finance the acquisition of Melham.

(6) Represents $1 million decrease in current maturities of long-term debt due to different maturities for senior credit facility.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                                             FOR THE NINE MONTHS ENDED MARCH 31, 1999
                      -------------------------------------------------------------------------------------------------------
                                Adjust for
DOLLARS IN                        Cadmus     Adjusted   Melham           Port City     Adjusted    Pro Forma
THOUSANDS, EXCEPT      Cadmus   Divestiture   Cadmus   Holdings, Inc.  Acquisition(1)   Melham     Adjustments(3)   Pro Forma
PER SHARE DATA         ------   -----------  --------  --------------  --------------  --------    --------------   ---------
STATEMENT OF INCOME
DATA:
Net sales             $308,596   $(31,188)  $277,408    $112,378          $5,588       $117,966   $     (97)         $395,277
Cost of sales          246,994    (24,296)   222,698      86,002           4,110         90,112      (4,009)(4)(5)    308,801


Selling and
   administrative
   expenses             43,674     (6,741)    36,933      15,070           1,060(2)      16,130       1,732(5)(6)      54,795
Net gain on
   divestiture          (9,521)     9,521          -           -               -              -           -                 -
                      --------  ---------     ------     -------          ------        -------   ---------          --------
Operating income        27,449     (9,672)    17,777      11,306             418         11,724       2,180            31,681
Interest expense         6,085     (1,453)     4,632       7,841             554(2)       8,395       4,280(7)         17,307
Other, net                 (66)         -        (66)         (5)             (4)            (9)        (22)              (97)
                      --------  ---------     ------    --------           -----         ------   ---------          --------
Income (loss)
   before income
   taxes                21,430     (8,219)    13,211       3,470            (132)         3,338      (2,078)           14,471
Provision for
income  taxes            8,251     (3,164)     5,087       1,468             (53)         1,415          66(8)          6,568
                      --------  ---------     ------    --------           -----         ------    --------          --------
Net income            $ 13,179   $ (5,055)   $ 8,124     $ 2,002           $ (79)       $ 1,923     $(2,144)         $  7,903
                      ========  =========    =======    ========          ======        =======    =========         ========

Earnings per share:
  Basic                  $1.67                 $1.03                                                                    $0.87
  Diluted                $1.63                 $1.01                                                                    $0.86
Weighted average
   shares
   outstanding-basic 7,872,000            7,872,000                                               1,162,000(9)      9,034,000
Weighted average
   shares outstanding-
   diluted           8,073,000            8,073,000                                               1,162,000(9)      9,235,000


              See Notes to Unaudited Pro Forma Consolidated Statements of Income

                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                                             FOR THE TWELVE MONTHS ENDED JUNE 30, 1998
                      ----------------------------------------------------------------------------------------
                                Adjust for
DOLLARS IN                        Cadmus        Adjusted      Melham          Port City    Adjusted      Pro Forma
THOUSANDS, EXCEPT      Cadmus   Divestitures     Cadmus   Holdings, Inc.   Acquisition (3)  Melham    Adjustments (3)   Pro Forma
PER SHARE DATA         ------   ------------    --------  --------------   ---------------  ------    ---------------   ---------
STATEMENT OF INCOME
DATA:
Net sales             $393,823   $(54,406)      $339,417    $123,699           $36,125     $159,824   $        -         $499,241
Cost of sales          304,014    (36,306)       267,708      95,079            25,852      120,931       (5,305)(4)(5)   383,334
Selling and
 administrative         62,141    (11,700)        50,441      15,038             6,673(2)    21,711        2,588(5)(6)     74,740
 expenses
Restructuring            3,950          -          3,950           -                 -            -            -            3,950
charge, net
                      --------- ----------      ---------   ---------          -------      -------   ----------          ----------

Operating income        23,718     (6,400)        17,318      13,582             3,600       17,182        2,717           37,217
Interest expense         7,595     (2,039)         5,556       8,783             3,303(2)    12,086        4,818(7)        22,460
Other, net               1,343          -          1,343         (56)             (281)        (337)         (20)             986
                      --------- ----------      ---------   ---------          -------      -------    ---------          ----------
Income (loss)
 before  income taxes   14,780     (4,361)        10,419       4,855               578        5,433       (2,081)          13,771
Provision for
 income  taxes           5,690     (1,679)         4,011       2,086               230        2,316          364(8)         6,691
                      --------- ----------       -------    --------           -------      -------    ---------          ----------
Net income            $  9,090   $ (2,682)       $ 6,408     $ 2,769           $   348      $ 3,117    $  (2,445)         $ 7,080
                      ========= ==========       =======     =======           =======      =======    =========          ==========

Earnings per share:
  Basic                  $1.16                     $0.82                                                                    $0.78
  Diluted                $1.11                     $0.78                                                                    $0.76
Weighted average     7,860,000                 7,860,000                                               1,162,000(9)     9,022,000
 shares outstanding-
 basic
Weighted average     8,176,000                 8,176,000                                               1,162,000(9)     9,338,000
 shares outstanding-
 diluted

       See Notes to Unaudited Pro Forma Consolidated Statements of Income

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

1) Includes the results of operations of Port City Press, Inc. for the periods prior to September 2, 1998, its date of acquisition by Melham Holdings, Inc., adjusted as described in footnote (2).

2) Includes an increase in amortization expense resulting from purchase accounting adjustments and additional interest expense on the debt incurred to finance the acquisition of Port City Press, Inc. by Melham Holdings, Inc., and adjustments for management fees charged by parent and fringe benefits not continued:


                                                                   NINE MONTHS
                                                  YEAR ENDED          ENDED
                                                JUNE 30, 1998     MARCH 31, 1999
                                                -------------     --------------
         Amortization expense                     $  414             $  69
         Interest expense                          3,129               527
         Management fee charged by parent           (800)             (140)
         Fringe benefits not continued              (459)               --


3) Includes the elimination of the results of VPI, Inc., a subsidiary of Melham Holdings, Inc., which we did not acquire:



                                                                   NINE MONTHS
                                                   YEAR ENDED         ENDED
                                                 JUNE 30, 1998    MARCH 31, 1999
                                                 -------------    --------------
         Net sales                                $    --           $   97
         Cost of sales                                 --               30
         Selling and administrative expenses          217              372
                                                  -------           ------
         Operating loss                              (217)            (305)
         Interest expense                              --               89
         Other, net                                    20               22
                                                  -------           ------
         Loss before income taxes                    (237)            (416)
         Provision for income taxes                   (85)            (147)
                                                  -------           ------
         Net loss                                   $(152)           $(269)
                                                  =======           ======


4) Includes a decrease in cost of sales primarily related to volume-related procurement savings based on our contractual purchase programs for paper, pre-press supplies and freight:



                                                          NINE MONTHS
                                       YEAR ENDED            ENDED
                                     JUNE 30, 1998       MARCH 31, 1999
                                     -------------       --------------
         Cost of sales                 $ 2,799             $ 2,099

5) Includes a reduction in depreciation expense resulting from the revaluation of assets and a change in depreciable lives arising from purchase accounting adjustments:



                                                                   NINE MONTHS
                                                   YEAR ENDED         ENDED
                                                 JUNE 30, 1998    MARCH 31, 1999
                                                 -------------    --------------
         Cost of sales                              $ 2,506         $ 1,879
         Selling and administrative expenses            342             257


6) Includes an increase in selling and administrative expenses due to an increase in pension costs and goodwill amortization (goodwill is amortized over 40 years), which was partially offset by a decrease related to the termination of certain management and consulting agreements in connection with the acquisition of Mack.



                                                                  NINE MONTHS
                                                   YEAR ENDED        ENDED
                                                 JUNE 30, 1998   MARCH 31, 1999
                                                 -------------   --------------
         Selling and administrative expenses         $  962          $  721
         Amortization expense                         3,044           2,283


7) Includes interest expense and amortization of deferred financing costs on the debt incurred in connection with the acquisition of Mack.

8) Includes the assumed tax effect on the pro forma adjustments using an effective tax rate of 38.5%, except for the non-deductible goodwill amortization adjustment resulting from the acquisition Mack.

9)      Includes shares issued to a Seller of Melham.